UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2018 (September 24, 2018)

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed, on October 1, 2015, Paul J. Taubman, Chairman and Chief Executive Officer of PJT Partners Inc. (the “Company”), entered into a Partner Agreement with PJT Partners Holdings LP, which provided for an annual base salary of $1,000,000 to be paid to Mr. Taubman through October 1, 2018.

On September 24, 2018, the Compensation Committee of the Board of Directors of the Company agreed to extend Mr. Taubman’s annual base salary of $1,000,000 through October 1, 2021, and further awarded Mr. Taubman a grant of 60,000 LTIP Units (which is a class of partnership interests in PJT Partners Holdings LP) under the PJT Partners Inc. 2015 Omnibus Incentive Plan. These LTIP Units vest one-third ratably on each of October 1, 2019, 2020 and 2021, subject to continuous employment.

Mr. Taubman has not received any compensation in excess of his base salary since the Company’s spin-off, and the Company does not currently anticipate paying Mr. Taubman any incentive compensation through October 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PJT Partners Inc.
By:	/s/ James W. Cuminale
Name: James W. Cuminale
Title: General Counsel

Date: September 26, 2018